CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A (the "Registration Statement") of our reports dated December 12, 2006 relating to the financial statements and financial highlights which appear in the October 31, 2006 Annual Reports to Shareholders of the T. Rowe Price International Stock Fund, T. Rowe Price Emerging Europe & Mediterranean Fund, T. Rowe Price International Discovery Fund, T. Rowe Price European Stock Fund, T. Rowe Price New Asia Fund, T. Rowe Price Japan Fund, T. Rowe Price Latin America Fund, T. Rowe Price Emerging Markets Stock Fund, T. Rowe Price Global Stock Fund, and the T. Rowe Price International Growth & Income Fund (comprising T. Rowe Price International Funds, Inc.), which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Fund Service Providers" and "Independent Registered Public Accounting Firm" in such Registration Statement.

/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Baltimore, MD
December 20, 2006